UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Exchange Act of 1934

October 1, 2004

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Attached as Exhibit 99.1 is the news release issued by Atmos Energy Corporation on October 1, 2004, announcing the completion of its acquisition of the natural gas distribution and pipeline operations of TXU Gas Company.

The information in this Item 7.01 and in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01. Other Events.

On October 1, 2004, Atmos Energy Corporation completed its acquisition of the natural gas distribution and pipeline operations of TXU Gas Company. Atmos paid approximately $1.905 billion in cash for the acquired operations after making certain adjustments pursuant to the merger agreement. It initially financed the transaction with the net proceeds of its July 2004 sale of 9,939,393 shares of its common stock and the issuance at the time of the merger of $1.7 billion of commercial paper. The commercial paper is backstopped by a $1.7 billion 364-day Revolving Credit Agreement, dated as of September 24, 2004, by and among the Company, Bank One, NA, as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent and Lead Arranger and Book Runner, Bank of America, N.A. and Suntrust Bank, as Co-Documentation Agents, and a syndicate of nine banks identified therein.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	News Release dated October 1, 2004 (furnished under Item 7.01)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: October 5, 2004	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release dated October 1, 2004 (furnished under Item 7.01)